EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 17, 2024, relating to the financial statements of Commercial Metals Company, and the effectiveness of Commercial Metals Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 2024.

/s/ Deloitte & Touche LLP

Dallas, Texas

October 22, 2024